UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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Exchange Act of 1934 (Amendment No. _____)
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iCAD, Inc.

(Name of Registrant as Specified In Its Charter)

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iCAD, Inc.
98 Spit Brook Road, Suite 100
Nashua, New Hampshire 03062
May 12, 2010
Dear Fellow Stockholders:
You are cordially invited to attend iCAD, Inc.’s Annual Meeting of Stockholders which will be held on Wednesday, June 30, 2010, at 11:00 A.M. (local time), at the offices of Blank Rome LLP, 24th Floor, Boardroom, 405 Lexington Avenue, New York, NY 10174.
The Notice of Annual Meeting and Proxy Statement, which follow, describe the business to be conducted at the meeting.
Your vote is very important. Whether or not you plan to attend the meeting in person, we will appreciate a prompt submission of your vote. We hope to see you at the meeting.
Cordially,
Kenneth Ferry
President and Chief Executive Officer

iCAD, Inc.
98 Spit Brook Road, Suite 100
Nashua, New Hampshire 03062

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 30, 2010
To the Stockholders of iCAD, Inc.:
NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of iCAD, Inc. (the “Company”) will be held on Wednesday, June 30, 2010, at 11:00 A.M. (local time), at the offices of Blank Rome LLP, 24th Floor, Boardroom, 405 Lexington Avenue, New York, NY 10174, for the following purposes:
1.	To elect seven directors to serve until the next Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified;
2.	To ratify the appointment of BDO Seidman, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010; and
3.	To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.
Only stockholders of record at the close of business on May 7, 2010 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.
Your Board of Directors believes that the election of the nominees specified in the accompanying proxy statement as directors at the Annual Meeting is in the best interests of the Company and its stockholders and, accordingly, unanimously recommends a vote “FOR” such nominees. Further, the Board believes that the proposed ratification to appoint BDO Seidman, LLP as the Company’s independent accountants for the fiscal year ending December 31, 2010 is in the best interests of the Company and its stockholders and, accordingly, unanimously recommends a vote “FOR” such proposal.

By Order of the Board of Directors,

Darlene M. Deptula-Hicks
Executive Vice President of Finance and Chief
May 12, 2010	Financial Officer, Treasurer and Secretary
PLEASE NOTE THAT ATTENDANCE AT THE ANNUAL MEETING WILL BE LIMITED TO STOCKHOLDERS OF iCAD, INC. AS OF THE RECORD DATE (OR THEIR AUTHORIZED REPRESENTATIVES) HOLDING EVIDENCE OF OWNERSHIP.  IF YOUR SHARES ARE HELD BY A BANK OR BROKER, PLEASE BRING TO THE MEETING YOUR BANK OR BROKER STATEMENT EVIDENCING YOUR BENEFICIAL OWNERSHIP OF iCAD, INC. STOCK TO GAIN ADMISSION TO THE MEETING.

iCAD, Inc.
PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 30, 2010
This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (“Board”) of iCAD, Inc. (the “Company”, “iCAD”, “we”, “us”, or “our”) for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on June 30, 2010, including any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Meeting.
Management intends to mail this proxy statement and the accompanying form of proxy to stockholders on or about May 17, 2010.
Proxies in the accompanying form, duly executed and returned to the management of the Company and not revoked, will be voted at the Annual Meeting. Any proxy given pursuant to such solicitation may be revoked by the stockholder at any time prior to the voting of the proxy by a subsequently dated proxy, by written notification to the Secretary of the Company, or by personally withdrawing the proxy at the meeting and voting in person.
The address and telephone number of the principal executive offices of the Company are:
98 Spit Brook Road,
Suite 100
Nashua, NH 03062
Telephone No.:
(603) 882-5200
If your shares are held in street name through a broker, bank, or other nominee, you need to contact the record holder of your shares regarding how to revoke your proxy.
At the Annual Meeting, the stockholders of the Company will vote on proposals (1) to elect seven individuals to serve as directors, (2) to ratify the appointment of BDO Seidman, LLP as the Company’s independent accountants for the fiscal year ending December 31, 2010, and (3) any other matters properly brought before the Annual Meeting or any adjournment or adjournments thereof.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on June 30, 2010: This Proxy Statement and the Company’s Annual Report to Stockholders are available for review on the Internet at http://www.cstproxy.com/icadmed/2010.
Your Vote is Important
Please vote as promptly as possible by signing, dating and returning the enclosed Proxy Card

OUTSTANDING STOCK AND VOTING RIGHTS
Only holders of the Company’s Common Stock at the close of business on May 7, 2010, (the “Record Date”) are entitled to receive notice of and to vote at the Annual Meeting. As of the Record Date, the Company had 45,691,012 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote on all matters. There are no cumulative voting rights.
VOTING PROCEDURES
The directors will be elected by the affirmative vote of the holders of a plurality of the shares of Common Stock that are present in person or represented by proxy at the Annual Meeting, provided a quorum is present. Therefore, the nominees receiving the greatest number of votes cast at the meeting will be elected as directors of the Company. A quorum is present if, as of the Record Date, at least a majority of the shares entitled to vote at the Annual Meeting are present in person or represented by proxy at the Annual Meeting. All other matters at the Annual Meeting will be decided by the affirmative vote of the holders of a majority of the votes represented by the shares of Common Stock cast with respect thereto, provided a quorum is present.
Votes will be counted and certified by one or more Inspectors of Election who are expected to be an employee of either Continental Stock Transfer & Trust Company, the transfer agent for the Common Stock or a representative of the Company’s legal counsel. In accordance with Delaware law, abstentions and “broker non-votes” (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other person entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote) will be treated as present for purposes of determining the presence of a quorum. Abstentions and broker non-votes will have no effect on the election of directors. For purposes of determining approval of any other matter presented at the meeting, abstentions will be deemed present and entitled to vote and will, therefore, have the same legal effect as a vote “against” a matter presented at the meeting. Broker non-votes will be deemed not entitled to vote on the subject matter as to which the non-vote is indicated and will, therefore, have no legal effect on the vote on that particular matter.
Proxies will be voted in accordance with the instructions thereon. Unless otherwise stated, all shares represented by a proxy will be voted as instructed. If a proxy is executed but no instructions as to how to vote are given the persons named as proxies in the accompanying proxy card intend to vote the shares represented in favor of the proposed nominees for director listed below and in favor of the proposal to ratify the appointment of BDO Seidman, LLP as the Company’s independent accountants for the fiscal year ending December 31, 2010 described below.

PROPOSAL I
ELECTION OF DIRECTORS
The Company’s Certificate of Incorporation provides for the annual election of all of its directors. Currently, at each Annual Meeting of Stockholders, directors are elected to serve until the next Annual Meeting of Stockholders and until their respective successors are elected and qualified or until the director’s earlier resignation or removal.
At the Annual Meeting, proxies granted by stockholders will be voted individually for the election, as directors of the Company, of the seven persons listed below, unless a proxy specifies that it is not to be voted in favor of a nominee for director. In the event any of the nominees listed below is unable to serve, it is intended that the proxy will be voted for such other nominees as are designated by the Board of Directors. Each of the persons named below, who are presently members of the Company’s Board of Directors, has indicated to the Board of Directors of the Company that he or she will be available to serve.
All nominees have been recommended by the Company’s Nominating and Corporate Governance Committee.
THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES SPECIFIED BELOW.

The following table sets forth the name, age and principal occupation of the nominees for election at this Annual Meeting and the length of continuous service as a director of the Company. In addition to the information presented below regarding each director’s specific experience, qualifications, attributes and skills that led our Board to the conclusion that he or she should serve as a director, we also believe that all of our directors have a reputation for integrity, honesty and adherence to high ethical standards. They each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to iCAD and our Board.

		Principal Occupation	Director
Name	Age	or Employment	Since

Dr. Lawrence Howard	57	General Partner of Hudson Ventures, LP	2006

Kenneth Ferry	56	President and Chief Executive Officer, iCAD, Inc.	2006

Rachel Brem, MD	51	Professor and Vice Chair, Department of Radiology, The George Washington University, Washington, DC, Associate Director of the George Washington Cancer Institute	2004

Anthony Ecock	48	Senior Operating Executive, Welsh, Carson, Anderson & Stowe	2008

Steven Rappaport	61	Partner, RZ Capital, LLC	2006

Maha Sallam, PhD	43	President, VuEssence, Inc.	2002

Elliot Sussman, MD	58	President and Chief Executive Officer, Lehigh Valley Health Network	2002
Dr. Lawrence Howard was appointed Chairman of the Board in 2007 and has been a director of the Company since November 2006. Dr. Howard has been, since March 1997, a general partner of Hudson Ventures, L.P. (formerly known as Hudson Partners, L.P.), a limited partnership that is the general partner of Hudson Venture Partners, L.P. (“HVP”), a limited partnership that is qualified as a small business investment company. Since March 1997, Dr. Howard has also been a managing member of Hudson Management Associates LLC, a limited liability company that provides management services to HVP. Since November 2000, Dr. Howard has been a General Partner of Hudson Venture Partners II, and a limited partner of Hudson Venture II, L.P. He was a founder and has been since November 1987, and continues to be, a director of Presstek, Inc. (“Presstek”), a public company which has developed proprietary imaging and consumables technologies for the printing and graphic arts industries, and served in various officer positions at Presstek from October 1987 to June 1993, lastly as its Chief Executive Officer. We believe Dr. Howard’s qualifications to serve on our Board include his financial expertise and his understanding of our products and market.

Kenneth Ferry has served as the Company’s President and Chief Executive Officer since May 2006. He has over 25 years of experience in the healthcare technology field, with more than 10 years experience in senior management positions. Prior to joining the Company, from October 2003 to May 2006, Mr. Ferry was Senior Vice President and General Manager for the Global Patient Monitoring business for Philips Medical Systems, a leader in the medical imaging and patient monitoring systems business. In this role he was responsible for Research & Development, Marketing, Business Development, Supply Chain and Manufacturing, Quality and Regulatory, Finance and Human Resources. From September 2001 to October 2003, Mr. Ferry served as a Senior Vice President in the North America Field Organization of Philips Medical Systems. From 1983 to 2001, Mr. Ferry served in a number of management positions with Hewlett Packard Company, a global provider of products, technologies, software solutions and services to individual consumers and businesses and Agilent Technologies, Inc., a provider of core bio-analytical and electronic measurement solutions to the communications, electronics, life sciences and chemical analysis industries. We believe Mr. Ferry’s qualifications to serve on our Board include his global executive leadership skills and significant experience as an executive in the healthcare industry.
Dr. Rachel Brem is currently the Professor and Vice Chair in the Department of Radiology at The George Washington University and Associate Director of the George Washington Cancer Institute. Dr. Brem has been at the George Washington University since 2000. From 1991 to 1999 Dr. Brem was at the John Hopkins Medical Institution where she introduced image guided minimally invasive surgery and previously was the Director of Breast Imaging. Dr. Brem is a nationally and internationally recognized expert in new technologies for the improved diagnosis of breast cancer and has published over 80 manuscripts. We believe Dr. Brem’s qualifications to serve on our Board include her expertise in the medical field specifically the diagnosis of breast cancer as well as her understanding of our products and market.
Anthony Ecock has led the Resources Group at the private equity investment firm, Welsh, Carson, Anderson & Stowe (“WCAS”), since 2007. Mr. Ecock has over 10 years of experience in the healthcare technology field. At WCAS, Mr. Ecock leads a team that is responsible for helping portfolio companies identify and implement growth, earnings and cash flow improvement opportunities. Before joining WCAS, he served as Vice President and General Manager of General Electric Healthcare’s Enterprise Sales organization, from 2003 to 2007. From 1999 to 2003 he served as General Manager of Hewlett Packard’s Patient Monitoring Division, which was subsequently spun off as part of Agilent Technologies and was then sold to Koninklijke Philips Electronics, N.V., where Mr. Ecock was named a Senior Vice President. Prior to that, Mr. Ecock worked at the consulting firm of Bain & Company for 12 years where he was a Partner, Practice Leader for Information Technology and Program Director for Consultant Training. We believe Mr. Ecock’s qualifications to serve on our Board include his financial expertise and his years of experience in the healthcare industry.

Steven Rappaport has been a partner of RZ Capital, LLC since July 2002, a private investment firm that also provides administrative services for a limited number of clients. From March 1995 to July 2002, Mr. Rappaport was Director, President and Principal of Loanet, Inc., an online real-time accounting service used by brokers and institutions to support domestic and international securities borrowing and lending activities. Loanet, Inc. was acquired by SunGard Data Systems in May 2001. From March 1992 to December 1994, Mr. Rappaport was Executive Vice President of Metallurg, Inc. (“Metallurg”), a producer and seller of high quality specialty metals and alloys, and President of Metallurg’s subsidiary, Shieldalloy Corporation. He served as Director of Metallurg from 1985 to 1998. From March 1987 to March 1992, Mr. Rappaport was Director, Executive Vice President and Secretary of Telerate, Inc. (“Telerate”), an electronic distributor of financial information. Telerate was acquired by Dow Jones over a number of years commencing in 1985 and culminating in January 1990, when it became a wholly-owned subsidiary. Mr. Rappaport practiced corporate and tax law at the New York law firm of Hartman & Craven from August 1974 to March 1987. He became a partner in the firm in 1979. Mr. Rappaport is currently serving as an independent director of Presstek and a number of open and closed end American Stock Exchange funds of which Credit Suisse serves as the investment adviser and a number of closed end mutual funds of which Aberdeen Investment Trust serves as the adviser. In addition, Mr. Rappaport serves as a director of several privately owned businesses and a few not for profit organizations. We believe Mr. Rappaport’s qualifications to serve on our Board include his extensive financial and legal expertise combined with his experience as an executive officer, partner and director.
Maha Sallam, PhD, since January, 2010 Dr. Sallam has been the President and Director of VuEssence, Inc., a development stage medical device company focused on neuro-imaging applications. Dr. Sallam was a Vice President of iCAD from July 2002 until September 2009.   From 1997 until the Company’s acquisition of Intelligent Systems Software, Inc. (“ISSI”) in July 2002, Dr. Sallam served as Director and as President then Executive Vice President of Regulatory Affairs and Clinical Testing at ISSI, and was one of ISSI’s founders. Dr. Sallam served iCAD as Vice President of Regulatory Affairs until 2003. Subsequently, she was responsible for the Company’s Advocacy and Research Grants program. In 2005, Dr. Sallam took responsibility for new product initiatives in the Computed Tomography (CT) area and led the Company’s CT Colonography CAD program until September of 2009. Dr. Sallam holds a Ph.D. in Computer Engineering from the University of South Florida and she has over 18 years of research and medical device industry experience. We believe Dr. Sallam’s qualifications to serve on our Board include her years of experience in regulatory matters in the healthcare industry, her knowledge and understanding of our products and market, including as the founder of ISSI, and formerly as our Vice President for several years.
Dr. Elliot Sussman is currently President and Chief Executive Officer of Lehigh Valley Health Network, a position he has held since 1993. Dr. Sussman is the Leonard Parker Pool Professor of Health Systems Management and Professor of Medicine at the University of South Florida College of Medicine. Dr. Sussman served as a Fellow in General Medicine and a Robert Wood Johnson Clinical Scholar at the University of Pennsylvania, and trained as a resident at the Hospital of the University of Pennsylvania. Dr. Sussman is a director and the Chairperson of the compensation committee of the Board of Directors of Universal Health Realty Income Trust, a public company involved in real estate investment trust primarily engaged in investing in healthcare and human service-related facilities. We believe Dr. Sussman’s qualifications to serve on our Board include his experience as a Chief Executive Officer of a leading healthcare network, combined with his medical background and his understanding of our products and market.

CORPORATE GOVERNANCE
Director Independence
The Board has determined that Drs. Brem and Sussman and Messrs. Rappaport and Ecock, meet the director independence requirements under the applicable Listing Rule of The NASDAQ Stock Market LLC (“NASDAQ”). In reaching this conclusion the Board reviewed the definition of independence under the applicable NASDAQ Listing Rule and the answers to annual questionnaires completed by each of the independent directors.
Leadership Structure
The Board believes that the Company and its stockholders are best served by having a Board Chairman whose duties are separate from those of the Chief Executive Officer. In accordance with our bylaws our Board of Directors elects our Chief Executive Officer and our Board Chairman. The Chairman is selected from among the directors.
Board Oversight of Risk
The Boards role in the Company’s risk oversight process includes receiving regular reports from members of the executive management team on areas of material risk to the Company, including operational, financial, legal, regulatory, strategic, transactional and reputational risks.  The full Board receives these reports from the appropriate “risk owner” within the organization to enable it to understand our risk identification, risk management and risk mitigation strategies.
BOARD OF DIRECTOR MEETINGS AND BOARD COMMITTEES
During the fiscal year ended December 31, 2009, the Board held seven meetings. In addition, the Board took action by unanimous written consent in lieu of meetings. During 2009, each of the Company’s directors attended at least seventy-five percent of the aggregate of: (1) the total number of meetings of the Board of Directors; and (2) the total number of meetings of all Board committees on which they served.
The Company’s current policy strongly encourages that all of its Directors attend all Board and Committee meetings and the Company’s Annual Meeting of Stockholders, absent extenuating circumstances that would prevent their attendance. Six of the seven directors attended last year’s Annual Meeting of Stockholders.

BOARD COMMITTEES
The Board of Directors maintains an Audit Committee, a Nominating and Corporate Governance Committee and a Compensation Committee.  The Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee are comprised solely of persons who meet the definition of an “Independent Director” under the applicable NASDAQ Listing Rule. In addition, the Board has determined that each member of the Audit Committee meets the independence requirements of applicable SEC rules. The Audit Committee and the Compensation Committee operate under written charters adopted by the Board of Directors. A copy of the Audit Committee charter was filed as Exhibit A to our Definitive Proxy Statement on Schedule 14A filed with the SEC on May 6, 2009. A copy of the Compensation Committee charter was filed as Exhibit B to our Definitive Proxy Statement on Schedule 14A filed with the SEC on May 6, 2009. A copy of the Nominating and Corporate Governance Committee charter is attached as Exhibit A to this Proxy Statement. None of the charters referred to above is available on our website.
The Audit Committee, among other things, selects the firm to be appointed as the independent registered public accounting firm to audit our financial statements and reviews and discusses the scope and results of each audit with the independent registered public accounting firm and with management. The Audit Committee held five meetings during 2009. The Audit Committee currently consists of, Mr. Rappaport, Chairperson, and Mr. Ecock and Dr. Sussman. The Board of Directors has determined that Mr. Rappaport qualifies as the Audit Committee’s “financial expert” under applicable SEC rules and determined that each member met the criteria of “independent director” under applicable NASDAQ and SEC rules.
The Nominating and Corporate Governance Committee is responsible for, among other things, developing and recommending to the Board corporate governance policies for iCAD, establishing procedures for the director nomination process and recommending nominees for election to the Board.  The Nominating and Corporate Governance Committee held one meeting during 2009. The Nominating and Corporate Governance Committee currently consists of, Mr. Ecock, Chairperson, and Dr. Brem each of whom was determined by the Board to have met the criteria of an “independent director” under applicable NASDAQ rules.
The Compensation Committee of the Board of Directors is responsible for, among other things, assisting the Board in overseeing our executive compensation strategy and reviewing and approving the compensation of our executive officers and administering our various stock option and incentive plans. Under our 2007 Stock Incentive Plan certain of the administrative functions may be delegated to our Chief Executive Officer or Chief Financial Officer. The Compensation Committee held two meetings during 2009. The Compensation Committee currently consists of, Dr. Sussman, Chairperson, and Dr. Brem. The Board of Directors determined that each met the criteria of an “independent director” under applicable NASDAQ rules.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934 (“Exchange Act”) requires certain of our officers and our directors, and persons who own more than 10 percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors, and greater than 10 percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.
Based solely on our review of copies of such forms received by us, we believe that during the year ended December 31, 2009, all filing requirements applicable to all of our officers, directors, and greater than 10% beneficial stockholders were timely complied with, except for Maha Sallam who filed a late Form 4 with respect to her forfeiture of certain restricted shares of the Company’s common stock that occurred on September 30, 2009.
CODE OF BUSINESS CONDUCT AND ETHICS
iCAD has developed and adopted a comprehensive Code of Business Conduct and Ethics to cover all employees. Copies of the Code of Business Conduct and Ethics can be obtained, without charge, upon written request, addressed to:
iCAD, Inc.
98 Spit Brook Road, Suite 100
Nashua, NH 03062
Attention: Corporate Secretary
COMMUNICATIONS WITH THE BOARD
The Board of Directors, through its Nominating and Corporate Governance Committee, has established a process for stockholders to send communications to the Board of Directors. Stockholders may communicate with the Board of Directors individually or as a group by writing to: The Board of Directors of iCAD, Inc. c/o Corporate Secretary, 98 Spit Brook Road, Suite 100, Nashua, NH 03062. Stockholders should identify their communication as being from an iCAD stockholder. The Corporate Secretary may require reasonable evidence that the communication or other submission is made by an iCAD stockholder before transmitting the communication to the Board of Directors.
CONSIDERATION OF DIRECTOR NOMINEES
Stockholders wishing to recommend director candidates to the Nominating and Corporate Governance Committee must submit their recommendations in writing to the Nominating and Corporate Governance Committee, c/o Corporate Secretary, iCAD, Inc., 98 Spit Brook, Suite 100, Nashua, NH 03062.

The Nominating and Corporate Governance Committee will consider nominees recommended by iCAD stockholders provided that the recommendation contains sufficient information for the Nominating and Corporate Governance Committee to assess the suitability of the candidate, including the candidate’s qualifications, and complies with the procedures set forth below under “Deadline and Procedures for Submitting Board Nominations”. In addition, it must include information regarding the recommended candidate relevant to a determination of whether the recommended candidate would be barred from being considered independent under applicable NASDAQ Rules, or, alternatively, a statement that the recommended candidate would not be so barred. Candidates recommended by stockholders that comply with these procedures will receive the same consideration that candidates recommended by the Committee receive. A nomination which does not comply with the above requirements will not be considered.
The qualities and skills sought in prospective members of the Board are determined by the Nominating and Corporate Governance Committee. When reviewing candidates to our Board, the Nominating and Corporate Governance Committee consider the evolving needs of the Board and seek candidates that fill any current or anticipated future needs. The Nominating and Corporate Governance Committee generally requires that director candidates be qualified individuals who, if added to the Board, would provide the mix of director characteristics, experience, perspectives and skills appropriate for iCAD. Criteria for selection of candidates will include, but not be limited to: (i) business and financial acumen, as determined by the Committee in its discretion, (ii) qualities reflecting a proven record of accomplishment and ability to work with others, (iii) knowledge of our industry, (iv) relevant experience and knowledge of corporate governance practices, and (v) expertise in an area relevant to iCAD. Such persons should not have commitments that would conflict with the time commitments of a Director of iCAD. Such persons shall have other characteristics considered appropriate for membership on the Board of Directors, as determined by the Nominating and Corporate Governance Committee. While the Nominating and Corporate Governance Committee does not have a formal policy with respect to diversity, the Board and the Nominating and Corporate Governance Committee believe that it is important that the Board members represent diverse viewpoints. In considering candidates for the Board, the Nominating and Corporate Governance Committee and the Board consider the entirety of each candidate’s credentials in the context of the foregoing standards.
DEADLINE AND PROCEDURES FOR SUBMITTING BOARD NOMINATIONS
Our By-laws requires a stockholder wishing to nominate a candidate for election to our Board of Directors at a meeting of our stockholders to give written notice, containing the required information specified above, that must be delivered personally to or mailed to and received by our Corporate Secretary at our principal executive offices (currently located at 98 Spit Brook Road, Suite 100, Nashua, NH 03062), not less than 50 days nor more than 75 days prior to the meeting; provided, however, that, in the event that we give less than 65 days notice or prior public disclosure of the date of the meeting to our stockholders, notice by the stockholder to be timely must be received by our Corporate Secretary not later than the close of business on the tenth day following the earlier of (i) the day on which such notice of the date of the meeting was mailed or (ii) such public disclosure was made. Any such notice must set forth: (i) the name and record address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (ii) the class or series and number of shares of our stock which are held of record, owned beneficially and represented by proxy by such stockholder as of the record date for the meeting (if such date shall then have been made publicly available) and of the date of such notice; (iii) a representation that the stockholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iv) a description of all arrangements or understandings between such stockholder and each nominee and any other person or persons (naming such person or persons) under which the nomination or nominations are to be made by such stockholder; (v) the name, age, business address and residence address of the nominee and such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed by us pursuant to the proxy rules of the SEC, had each nominee been nominated, or intended to be nominated by our Board of Directors; and (vi) the written consent of each nominee to serve as our director, if so elected.

COMPENSATION OF DIRECTORS
Compensation of Directors is determined by the Board in conjunction with recommendations made by the Compensation Committee. The following is the 2009 compensation paid to those members of the Board who are not employed by us or any of our subsidiaries and were not employed by us or any of our subsidiaries at December 31, 2009, our “Non-Employee Directors”.
2009 Non-Employee Director Compensation:
Cash Compensation
a) Amounts. For 2009, each Non-Employee Director received an annual retainer of $18,000 except for the Chairperson of the Board who received an annual retainer of $35,000. In addition to the $18,000 retainer, the Chairperson of the Audit Committee received an annual fee of $7,500 and the Chairperson of the Compensation Committee received an annual fee of $3,000. Our designated “financial expert” also received an additional annual fee of $5,000 unless the financial expert is also the Chairperson of the Audit Committee and received the $7,500 fee for acting as such Chairperson.
Additionally, for each Board or Board Committee meeting attended in person, each Non-Employee Director received $1,000. For each Board meeting attended telephonically, each Non-Employee Director received $1,000. For each Board Committee meeting attended telephonically, each Non-Employee Director received $500.
b) Payment Dates. The Non-Employee Director annual board retainer, Committee Chair retainer and the designated financial expert retainer was paid quarterly, in arrears on the 20th day of April, July, October and January of each year (or if such date was not a business day on the next following business day). The $1,000 and/or $500 fees for attendance at Board or Board Committee meetings was also paid in arrears on the 20th day of April, July, October and January of each year (or if such date was not a business day on the next following business day) for meetings attended in the immediately preceding quarter (each a “payment date”).

c) Election to receive options in lieu of cash fees.
In lieu of receiving the cash payments set forth above, each Non-Employee Director was entitled to choose to receive five-year non-qualified stock options to purchase that number of shares of our Common Stock that has a Black Sholes value (as determined by us using the same methodology we use to calculate options for purposes of our audited financial statements) on a given payment date equal to the value of the cash fees the director would otherwise be entitled to. An election, once made, was irrevocable and covered all of the cash fees for the ensuing year. Any options issued under this election vested immediately upon the date of issuance and had an exercise price equal to the fair market value of the common stock on the applicable payment date and were not subject to forfeiture as a result of the director ceasing to act as a director of iCAD. In 2009, we had three non-employee directors elect to receive options in lieu of cash fees.
Equity Compensation
a.) Initial Awards of Options for New Directors.
Any person who is elected or appointed as an Non-Employee Director and who has not served as our director in the prior calendar year automatically receives, on the date of election or appointment to the Board, an award of five-year immediately exercisable non-qualified stock options to purchase 25,000 shares of Common Stock at an exercise price equal to the fair market value of Common Stock on the date of grant and that will not be subject to forfeiture as a result of the director ceasing to act as our director.
b.) Quarterly Option Awards.
On each payment date in 2009, each Non-Employee Director was granted five-year immediately exercisable non-qualified options to purchase shares of our Common Stock. The options were payable in arrears for Board or Board Committee services rendered by the Non-Employee Director in the three month period immediately preceding the date of the award or “Service Period”. The exercise price of these options are equal to the fair market value of the Common Stock on the applicable quarterly payment date and are not subject to forfeiture as a result of the director ceasing to act as our director. A total of 3,750 options were granted to each director who served for the entire Service Period. Any Non-Employee Director who served for only a portion of the Service Period received proportionately fewer options.

The following table provides information on director compensation paid by us to our “Non-Employee Directors” during 2009. An executive officer who serves on our Board does not receive additional compensation for serving on the Board.
DIRECTOR COMPENSATION

	Fees earned or		Option
	paid in cash (1)		Awards (2)	Total
Name (3)	($)		($)	($)
Dr. Lawrence Howard	43,000		7,905	50,905
Dr. Rachel Brem	—		33,634	33,634
Anthony Ecock	27,500		7,905	35,405
Steven Rappaport	—		42,218	42,218
Maha Sallam	5,750	(4)	2,085	7,835
Dr. Elliot Sussman	—		38,178	38,178

(1)	These amounts do not include fees that were earned but paid in options pursuant to the election by certain directors to receive options in lieu of cash fees.

(2)
The amounts included in the “Option Awards” column represents the grant date fair value of the stock option awards to directors, computed in accordance with FASB ASC Topic 718. For a discussion of valuation assumptions, see Note 5 to our consolidated financial statements included in our Form 10-K for the fiscal year ended December 31, 2009. All options granted to directors in 2009 vested immediately. The amounts included options that were issued in lieu of cash fees pursuant to an election made by certain of the directors.

(3)
As of December 31, 2009, the aggregate number of unexercised stock options held by each person who was a Non-Employee director was as follows: Dr. Howard – 66,250; Dr. Brem – 204,882; Mr. Ecock – 47,500; Mr. Rappaport – 161,040; Dr. Sussman – 179,566.

(4)	Represents pro-rata portion of the annual director fees paid to Dr. Sallam in 2009 after she ceased being an employee but continued her position as director of iCAD.
2010 Non-Employee Director Compensation:
Our Compensation Committee and Board of Directors determined to continue to compensate our Non-Employee Directors in 2010 and beyond at the same rate as the 2009 compensation discussed above and will review it periodically as necessary.
EXECUTIVE OFFICERS
All officers serve at the direction of our Board of Directors. The Board elects our officers.
In addition to Mr. Kenneth Ferry, our President and Chief Executive Officer, our other executive officers are Ms. Darlene Deptula-Hicks, our Executive Vice President of Finance and Chief Financial Officer, Mr. Jeffrey Barnes, our Executive Vice President of Global Commercial Operations, Ms. Stacey Stevens, our Senior Vice President of Marketing and Strategy and Mr. Jonathan Go, our Senior Vice President of Research and Development.

Darlene Deptula-Hicks, 52, has served as the Company’s Executive Vice President of Finance and Chief Financial Officer and Treasurer since September 2006. She has more than 25 years experience in financial management within the medical device and high technology industries. Prior to joining the Company, from January 2002 to February 2006, Ms. Deptula-Hicks served as Executive Vice President and Chief Financial Officer and Treasurer of ONI Medical Systems, Inc., a venture capital-backed designer and manufacturer of high-field diagnostic imaging systems. From 1998 to 2001, Ms. Deptula-Hicks was Executive Vice President and Chief Financial Officer and Treasurer of Implant Sciences Corporation, an early stage medical device company that had its initial public offering (“IPO”) in June of 1999. Ms. Deptula-Hicks led the pre-IPO and post-IPO activities for the company. Ms. Deptula-Hicks has also held various senior financial and accounting positions at Abiomed, Incorporated; GCA Corporation; Edwards High Vacuum International and Puritan Bennett Corporation. Ms. Deptula-Hicks also currently serves on the Board of Directors and as Chair of the Audit Committee of USfalcon, Inc., a private information technology and professional services company serving military, federal and commercial customers worldwide. Ms. Deptula-Hicks previously served on the Board of Directors and as Chair of the Audit Committees of IMCOR Pharmaceutical Company, a public biotech company and Technest Holdings, Inc. a public defense and homeland security company. Ms. Deptula-Hicks received her Bachelor of Science degree in Accounting from Southern New Hampshire University and her MBA degree from Rivier College.
Jeffrey Barnes, 48, was promoted to Executive Vice President of Global Commercial Operations of the Company in October 2009. Previous to that he served as the Company’s Senior Vice President of Sales since May 2006. As Executive Vice President of Commercial Operations, Mr. Barnes leads iCAD’s Global Sales and Service Operations. For the 17 years prior to joining the Company, Mr. Barnes served in a variety of sales and marketing management positions with Philips Medical Systems, Agilent Technologies, Inc. and Hewlett Packard Healthcare Solutions Group (which was acquired in 2001 by Philips Medical Systems). From November 2002 to May 2006, he was Vice President Sales and National Sales Manager for Cardiac Resuscitation Solutions at Philips Medical Systems, where he worked closely with iCAD’s Chief Executive Officer, Kenneth Ferry. Mr. Barnes was responsible for sales and service operations at Philips’ market-leading defibrillation field organization. From May 2000 to November 2002, Mr. Barnes served as Vice President of Marketing, Americas, for the Cardiac and Monitoring Systems unit of Hewlett-Packard/Agilent and Philips Medical Systems. He was responsible for all marketing activities and certain direct sales activities for the North and South American field operation. Mr. Barnes earned a Bachelor of Arts degree in Economics from St. Lawrence University and an MBA degree from New York University’s Leonard N. Stern School of Business.
Stacey Stevens, 42, has served as the Company’s Senior Vice President of Marketing and Strategy since June 2006. During the past 20 years, Ms. Stevens has served in a variety of sales, business development, and marketing management positions with Philips Medical Systems, Agilent Technologies, Inc. and Hewlett Packard’s Healthcare Solutions Group (which was acquired in 2001 by Philips Medical Systems). From February 2005 until joining the Company she was Vice President, Marketing Planning at Philips Medical Systems, where she was responsible for the leadership of all global marketing planning functions for Philips’ Healthcare Business. From 2003 to January 2005, she was Vice President of Marketing for the Cardiac and Monitoring Systems Business Unit of Philips where she was responsible for all marketing and certain direct sales activities for the America’s Field Operation. Prior to that, Ms. Stevens held several key marketing management positions in the Ultrasound Business Unit of Hewlett-Packard/Agilent and Philips Medical Systems. Ms. Stevens earned a Bachelor of Arts Degree in Political Science from the University of New Hampshire, and an MBA from Boston University’s Graduate School of Management.

Jonathan Go, 47, has served as the Company’s Senior Vice President of Research and Development since October 2006. Mr. Go brings more than twenty years of software development experience in the medical industry to his position with the Company. From February 1998 to May 2006, Mr. Go served as Vice President of Engineering at Merge eMed Inc., a provider of Radiology Information System and Picture Archiving and Communication Systems solutions for imaging centers, specialty practices and hospitals. At Merge eMed, Mr. Go was responsible for software development, product management, testing, system integration and technical support for all of eMed’s products. From July 1986 to January 1998, Mr. Go held various development roles at Cedara Software Corp. in Toronto culminating as Director of Engineering. Cedara Software is focused on the development of custom engineered software applications and development tools for medical imaging manufacturers. At Cedara Mr. Go built the workstation program, developing multiple specialty workstations that have been adopted by a large number of partners. Mr. Go earned a Bachelor of Science in Electrical Engineering from the University of Michigan and a Masters of Science in Electrical Engineering and Biomedical Engineering from the University of Michigan.
EXECUTIVE COMPENSATION
The following table provides information on the compensation provided by us during fiscal years 2009 and 2008 to (i) those persons who served in the capacity as our Chief Executive Officer, and (ii) the two most highly compensated executive officers other than the Chief Executive Officer, who served in such capacity during 2009 and at the end of 2009 whose total compensation exceeded $100,000 (collectively the Named Executive Officers).
SUMMARY COMPENSATION TABLE

					Non-Equity
					Incentive
					Plan	All Other
				Stock	Compensation	Compensation
		Salary	Bonus (1)	Awards (2)	(3)	(4)	Total
Name and Principal Position	Year	$	$	$	$	$	$
Kenneth Ferry	2009	356,314	120,000	—	—	29,536	505,850
President, Chief Executive Officer	2008	341,892	93,325	584,000	136,675	24,663	1,180,555
Darlene Deptula-Hicks	2009	235,869	60,000	—	—	18,000	313,869
Executive Vice President of Finance, Chief Financial Officer	2008	228,481	34,200	219,000	65,800	15,231	562,712
Jeffrey Barnes	2009	215,796	85,000	200,000	—	18,000	518,796
Executive Vice President of Global Commerical Operations	2008	208,481	37,865	219,000	62,135	15,231	542,712

(1)
Represents discretionary bonuses earned for 2008 and 2009 paid in 2009 and 2010, respectively, that were awarded to the Named Executive Officers in lieu of or in addition to any incentive bonus to which they were otherwise entitled to under the terms of their respective employment agreements.

(2)
The amounts included in the “Stock Awards” column represents the grant date fair value of the restricted stock awards granted to the Named Executive Officers, computed in accordance with FASB ASC Topic 718.

(3)
Represents performance-based cash incentive bonuses paid in 2009 that were earned in 2008 under the Named Executive Officers respective employment agreements. The 2008 performance target for Messrs. Ferry and Barnes and Ms. Deptula-Hicks was the Company’s achievement of approximately $7.6 million of pretax profit before FAS123R expense, which represents 90% of the targeted pretax profit before FAS123R expense established by the Board of Directors. In addition, the 2008 performance target for Mr. Barnes was the Company’s achievement of approximately $37.5 million of revenue, which represents 93% of the targeted revenue established by the Board of Directors. For the year ended December 31, 2008, Messrs. Ferry and Barnes and Ms. Deptula-Hicks received cash bonuses of $136,675, $62,135 and $65,800, respectively, pursuant to their employment agreements. With respect to the year ended December 31, 2009, no performance-based cash incentive bonuses were paid to Messrs. Ferry and Barnes and Ms. Deptula-Hicks as the Company did not achieve the revenue and pretax profit before FAS123R expense targets of $32.5 million and $1.3 million, respectively, established by the Board of Directors. In lieu of performance-based cash incentive bonuses Messrs. Ferry and Barnes and Ms. Deptula-Hicks were paid discretionary bonuses as outlined in footnote 1.

(4)
The amounts shown in the “All Other Compensation” column for Mr. Ferry consists of an automobile allowance of $26,400, and $22,523 for 2009 and 2008, respectively, and $3,136 and $2,140 of life insurance premiums paid by us each year. For the other Named Executive Officers the amounts represent payments of an automobile allowance.

Narrative Disclosure to Summary Compensation Table
Employment Contracts for our Named Executive Officers
In June 2008, we entered into the following employment agreements with our Named Executive Officers and their compensation is determined, in part, based upon these employment agreements.
Mr. Kenneth Ferry, our President and Chief Executive Officer. On June 25, 2008, we entered into a new employment agreement, as of June 1, 2008, with Mr. Ferry. This agreement replaced and superseded the previous employment agreement entered into between us and Mr. Ferry in May 2006. Mr. Ferry’s employment agreement provides for his employment as our Chief Executive Officer and President for an initial term through December 31, 2012, subject to automatic one-year renewals after the expiration of the initial term under certain conditions, at an annual base salary of $355,000 with such increases as determined by the Board. Mr. Ferry is also entitled to customary benefits, including participation in employee benefit plans, and reasonable travel and entertainment expenses as well as a monthly automobile allowance. The agreement also provides for his eligibility to receive, during each employment year during the term of the agreement, a target annual incentive bonus of 55% of his base salary if we achieve goals and objectives determined by the Board. Mr. Ferry will also be eligible to receive such other cash bonuses and such other compensation as may from time to time be awarded to him by the Board.

The employment agreement provides that if his employment is terminated without “cause” or if he terminates his employment for “good reason,” Mr. Ferry will receive an amount equal to his base salary then in effect for one (1) year plus the pro rata portion of any incentive bonus earned in any employment year through the date of his termination. In the event that within six months of a “change in control”, either (i) Mr. Ferry is terminated by the Company without “cause” or (ii) he terminates his agreement for “good reason,” as all such terms are defined in the employment agreement, he will be entitled to receive his base salary then in effect for two (2) years from the date of termination plus any incentive bonus which otherwise would have been payable to him for any employment year in which the date of his termination occurred.
Pursuant to his agreement, Mr. Ferry was also granted, in 2008, a restricted stock award of 100,000 shares of Common Stock. The restricted stock award vested as to 33,334 shares on May 31, 2009 with an additional 33,333 shares vesting on May 31, 2010 and the remaining 33,333 shares vesting on May 31, 2011. The unvested portion of the award will automatically vest if Mr. Ferry’s employment is terminated without cause or for good reason within six (6) months of a change in control.
On March 1, 2010, the Company’s Board of Directors, upon the recommendation and approval of the Compensation Committee of the Board, increased Mr. Ferry’s annual base salary to $370,000 and awarded him 150,000 shares of restricted common stock. The new restricted stock award will vest in three equal annual installments with the first installment vesting on March 1, 2011.
Ms. Darlene Deptula-Hicks, our Executive Vice President of Finance and Chief Financial Officer. On June 25, 2008, we entered into a new employment agreement, as of June 1, 2008, with Ms. Deptula-Hicks. This agreement replaced and superseded the previous employment agreement entered into between us and Ms. Deptula-Hicks in September 2006. Ms. Deptula-Hicks’s employment agreement provides for her employment as our Executive Vice President of Finance and Chief Financial Officer for an initial term through December 31, 2011, subject to automatic one-year renewals after the expiration of the initial term under certain conditions, at an annual base salary of $235,000 with such increases as determined by the Board. Ms. Deptula-Hicks is also entitled to customary benefits, including participation in employee benefit plans, and reasonable travel and entertainment expenses as well as a monthly automobile allowance. The agreement also provides for her eligibility to receive, during each employment year during the term of the agreement, a target annual incentive bonus of 40% of her base salary if we achieve goals and objectives determined by the Board. Ms. Deptula-Hicks will also be eligible to receive such other cash bonuses and such other compensation as may from time to time be awarded to her by the Board.
The employment agreement provides that if her employment is terminated without “cause” or if she terminates her employment for “good reason,” Ms. Deptula-Hicks will receive an amount equal to her base salary then in effect for one (1) year plus the pro rata portion of any incentive bonus earned in any employment year through the date of her termination. In the event that within six months of a “change in control”, either (i) Ms. Deptula-Hicks is terminated by the Company without “cause” or (ii) she terminates her agreement for “good reason,” as all such terms are defined in the employment agreement, she will be entitled to receive her base salary then in effect for one (1) year from the date of termination plus any incentive bonus which otherwise would have been payable to her for any employment year in which the date of her termination occurred.

Pursuant to her agreement, Ms. Deptula-Hicks was also granted, in 2008, a restricted stock award of 37,500 shares of Common Stock. The restricted stock award vested as to 12,500 shares on May 31, 2009 with an additional 12,500 shares vesting on May 31, 2010 and the remaining 12,500 shares vesting on May 31, 2011. The unvested portion of the award will automatically vest if Ms. Deptula-Hicks’s employment is terminated without cause or for good reason within six (6) months of a change in control.
On March 1, 2010, the Company’s Board of Directors, upon the recommendation and approval of the Compensation Committee of the Board, increased Ms. Deptula-Hicks’s annual base salary to $245,000 and awarded her 50,000 shares of restricted common stock. The new restricted stock award will vest in three equal annual installments with the first installment vesting on March 1, 2011.
Mr. Jeffrey Barnes, our Executive Vice President of Global Commercial Operations. On June 25, 2008, we entered into a new employment agreement, as of June 1, 2008, with Mr. Barnes. This agreement replaced and superseded the previous employment agreement entered into between us and Mr. Barnes in May 2006. Mr. Barnes’s employment agreement provides for his employment for an initial term through December 31, 2011, subject to automatic one-year renewals after the expiration of the initial term under certain conditions, at an annual base salary of $215,000 with such increases as determined by the Board. Mr. Barnes is also entitled to customary benefits, including participation in employee benefit plans, and reasonable travel and entertainment expenses as well as a monthly automobile allowance. The agreement also provides for his eligibility to receive, during each employment year during the term of the agreement, a target annual incentive bonus of 40% of his base salary if we achieve goals and objectives determined by the Board. Mr. Barnes will also be eligible to receive such other cash bonuses and such other compensation as may from time to time be awarded to him by the Board.
The employment agreement provides that if his employment is terminated without “cause” or if he terminates his employment for “good reason,” Mr. Barnes will receive an amount equal to his base salary then in effect for one (1) year plus the pro rata portion of any incentive bonus earned in any employment year through the date of his termination. In the event that within six months of a “change in control”, either (i) Mr. Barnes is terminated by the Company without “cause” or (ii) he terminates his agreement for “good reason,” as all such terms are defined in the employment agreement, he will be entitled to receive his base salary then in effect for one (1) year from the date of termination plus any incentive bonus which otherwise would have been payable to him for any employment year in which the date of his termination occurred.
Pursuant to his agreement, Mr. Barnes was also granted, in 2008, a restricted stock award of 37,500 shares of Common Stock. The restricted stock award vested as to 12,500 shares on May 31, 2009 with an additional 12,500 shares vesting on May 31, 2010 and the remaining 12,500 shares vesting on May 31, 2011. The unvested portion of the award will automatically vest if Mr. Barnes’s employment is terminated without cause or for good reason within six (6) months of a change in control.

On October 13, 2009, Mr. Barnes was promoted from the position of Senior Vice President of Sales to the position of Executive Vice President of Global Commercial Operations of the Company. The Company’s Board of Directors, upon the recommendation and approval of the Compensation Committee of the Board, approved the following: (i) two cash bonuses of $50,000, with the first $50,000 to be paid to Mr. Barnes on October 15, 2009 and the second $50,000 cash bonus to be paid to Mr. Barnes on April 15, 2010, provided, however, that if Mr. Barnes’ employment with the Company is terminated prior to the date that is six months after the payment of the first cash bonus or the second cash bonus, as the case may be (other than a termination by the Company without cause or due to Mr. Barnes’ death or disability), he will be required to repay to the Company the first cash bonus or the second cash bonus, as the case may be; and (ii) an award under of 100,000 shares of the Company’s common stock which will vest in three equal annual installments with the first installment vesting on October 11, 2010.
On March 1, 2010, the Company’s Board of Directors, upon the recommendation and approval of the Compensation Committee of the Board, increased Mr. Barnes’s annual base salary to $225,000 and awarded him 45,000 shares of restricted common stock. The new restricted stock award will vest in three equal annual installments with the first installment vesting on March 1, 2011.
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
The following table sets forth information regarding stock options and restricted stock held by each of the Named Executive Officers at December 31, 2009.

	Option Awards						Stock Awards
	Number of		Number of
	Securities		Securities				Number of		Market Value of
	Underlying		Underlying				Shares of		Shares or Units
	Unexercised		Unexercised				Restricted Stock		of Stock That
	Options (#)		Options (#)		Option Exercise	Option	That Have Not		Have Not Vested
Name	Exercisable		Unexercisable		Price ($)	Expiration Date	Vested (#)		($)
Kenneth Ferry	750,000	(1)	—		1.59	3/15/2011
	133,333	(2)	66,667	(2)	3.89	7/18/2012	66,667	(3)	101,334
							133,333	(4)	202,666
Darlene Deptula-Hicks	275,000	(1)	—		1.80	9/11/2011
	66,666	(2)	33,334	(2)	3.89	7/18/2012	16,667	(3)	25,334
							50,000	(4)	76,000
Jeffrey Barnes	225,000	(1)	—		1.59	3/15/2011
	66,666	(2)	33,334	(2)	3.89	7/18/2012	16,667	(3)	25,334
							50,000	(4)	76,000
							100,000	(5)	152,000

(1)
The foregoing options vested in five installments at various times between May 15, 2006 and October 23, 2009. The first installment vested on the grant date of the option, the second installment vested between 6 to 7 months following the grant date and the remaining three installments vested annually on or about the grant date of each option. Vesting of the options accelerated as to the shares to which the options become exercisable at the latest date (to the extent any such shares remain unvested at the time), upon the closing sale price of our common stock for a period of twenty (20) consecutive trading days exceeding (i) 200% of the exercise price of the per share of the options; (ii) 300% of the exercise price per share of the options or (iv) 400% of the exercise price per share of the options.

(2)	Each of these options vest in three equal annual installments with the first installment vesting on July 18, 2008.

(3)	Each of these restricted stock awards vest in three equal annual installments with the first installment vesting on July 18, 2008.

(4)	Each of these restricted stock awards vest in three equal annual installments with the first installment vesting on May 31, 2009.

(5)	Each of these restricted stock awards vest in three equal annual installments with the first installment vesting on October 11, 2010.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.
The following table sets forth certain information regarding our Common Stock owned on May 7, 2010 by (i) each person who is known to us to own beneficially more than 5% of the outstanding shares of our Common Stock, (ii) each of our Named Executive Officers, (iii) each of our directors and (iv) all current executive officers and directors as a group. Unless otherwise indicated below, the address of each beneficial owner is c/o iCAD, Inc. 98 Spit Brook Road, Suite 100, Nashua, New Hampshire 03062.

		Number of Shares
Title	Name of	Beneficially		Percentage
of Class	Beneficial Owner	Owned (1) (2)		of Class
Common	Robert Howard	5,605,953	(3)	12.3%
Common	Kopp Investment Advisors	3,096,614	(4)	6.8%
Common	Dr. Lawrence Howard	1,742,103	(5)	3.8%
Common	Maha Sallam	1,258,212	(6)	2.8%
Common	Kenneth Ferry	1,438,000	(7)	3.1%
Common	Dr. Rachel Brem	224,075	(8)	*
Common	Anthony Ecock	55,000	(9)	*
Common	Steven Rappaport	402,383	(10)	*
Common	Dr. Elliot Sussman	316,360	(11)	*
Common	Jeffrey Barnes	365,092	(12)	*
Common	Darlene Deptula-Hicks	391,183	(13)	*
Common	All current executive officers and directors as a group (11 persons)	6,807,833	(14)	14.1%

*	Less than one percent

1)
A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from May 7, 2010, upon (i) the exercise of options; (ii) vesting of restricted stock; (iii) warrants or rights; (iv) through the conversion of a security; (v) pursuant to the power to revoke a trust, discretionary account or similar arrangement; or (vi) pursuant to the automatic termination of a trust, discretionary account or similar arrangement. Each beneficial owner’s percentage ownership is determined by assuming that the options or other rights to acquire beneficial ownership as described above, that are held by such person (but not those held by any other person) and which are exercisable within 60 days from May 7, 2010, have been exercised.

2)	Unless otherwise noted, we believe that the persons referred to in the table have sole voting and investment power with respect to all shares reflected as beneficially owned by them.

3)
Includes options to purchase 15,000 shares of Common Stock at $2.82 per share, 3,750 shares at $3.50 per share, 3,750 shares at $3.90 per share, 3,750 shares at $2.91 per share and 1,263 shares at $2.00 per shares and 20,000 shares beneficially owned by Mr. Howard’s wife. The address of Mr. Howard is 145 East 57th Street, 4th Floor, New York, NY 10022.

4)
The information is derived from a Schedule 13G filed by Kopp Investment Advisors on January 19, 2010. According to the Schedule 13G (i) the Schedule was being filed by Kopp Investment Advisors, LLC (“KIA”) on behalf of it, its parent company, Kopp Holding Company, LLC (“Holding”) and LeRoy C. Kopp who controls Holding and (ii) the shares are owned by clients of KIA and are held as discretionary amounts managed by KIA. The address of the reporting persons is 7701 France Avenue South, Suite 500, Edina, MN 55435.

5)
Includes options to purchase 25,000 shares of Common Stock at $2.82 per share, 3,750 shares at $3.50 per share, 3,750 shares at $3.90 per share, 3,750 shares at $2.91 per share, 3,750 shares at $2.00 per share, 3,750 shares at $2.73 per share, 3,750 shares at $2.90 per share, 3,750 shares at $2.78 per share, 3,750 shares at $1.39 per share, 3,750 shares at $1.01 per share, 3,750 shares at $1.22 per share, 3,750 shares at $2.03 per share, 3,750 shares at $1.49 per share and 3,750 shares at $1.81 per share. Also includes 11,500 shares beneficially owed by Dr. Howard’s wife and 156,000 shares beneficially owned by Dr. Howard’s children.

6)	Includes options to purchase 3,750 shares of Common Stock at $1.49 per share and 3,750 shares at $1.81 per share. Also includes 183,625 shares beneficially owned by Dr. Sallam’s husband.

7)	Includes options to purchase 750,000 shares of Common Stock at $1.59 per share and 133,333 shares at $3.89 per share.

8)
Consists of options to purchase 45,000 shares of Common Stock at $3.35 per share, 25,000 shares at $2.82 per share, 9,111 shares at $3.50 per share, 7,854 shares at $3.90 per share, 8,860 shares at $2.91 per share, 12,040 shares at $2.00 per share, 9,813 shares at $2.73 per share, 11,297 shares at $2.90 per share, 9,220 shares at $2.78 per share, 14,990 shares at $1.39 per share, 20,454 shares at $1.01 per share, 18,564 shares at $1.22 per share, 12,679 shares at $2.03 per share, 15,443 shares at $1.49 per share and 3,750 shares at $1.81 per share.

9)
Consists of options to purchase 25,000 shares of Common Stock at $3.33 per share, 3,750 shares at $2.90 per share, 3,750 shares at $2.78 per share, 3,750 shares at $1.39 per share, 3,750 shares at $1.01 per share, 3,750 shares at $1.22 per share, 3,750 shares at $2.03 per share, 3,750 shares at $1.49 per share and 3,750 shares at $1.81 per share.

10)
Includes options to purchase 25,000 shares of Common Stock at $3.18 per share, 3,750 shares at $3.50 per share, 3,750 shares at $3.90 per share, 3,750 shares at $2.91 per share, 3,750 shares at $2.00 per share, 12,214 shares at $2.73 per share, 13,065 shares at $2.90 per share, 11,582 shares at $2.78 per share, 20,865 shares at $1.39 per share, 25,674 shares at $1.01 per share, 21,698 shares at $1.22 per share, 15,942 shares at $2.03 per share, 20,615 shares at $1.49 per share and 18,669 shares at $1.81 per share.

11)
Includes options to purchase 15,000 shares of Common Stock at $1.55 per share, 15,000 shares at $2.82 per share, 10,068 shares at $3.50 per share, 7,683 shares at $3.90 per share, 9,325 shares at $2.91 per share, 13,422 shares at $2.00 per share, 10,571 shares at $2.73 per share, 12,004 shares at $2.90 per share, 10,463 shares at $2.78 per share, 18,566 shares at $1.39 per share, 23,934 shares at $1.01 per share, 19,134 shares at $1.22 per share, 14,396 shares at $2.03 per share, 18,591 shares at $1.49 per share and 3,750 shares at $1.81 per share.

12)	Includes options to purchase 225,000 shares of Common Stock at $1.59 per share and 66,666 shares at $3.89 per share.

13)	Includes options to purchase 275,000 shares of Common Stock at $1.80 per share and 66,666 shares at $3.89 per share.

14)
Includes options to purchase 77,562 shares of Common Stock at $1.01 per share, 66,896 shares at $1.22 per share, 61,921 shares at $1.39 per share, 65,899 shares at $1.49 per share, 15,000 shares at $1.55 per share, 975,000 shares at $1.59 per share, 275,000 shares at $1.80 per share, 37,419 shares at $1.81 per share, 135,000 shares at $1.98 per share, 32,962 shares at $2.00 per share, 50,517 shares at $2.03 per share, 200,000 shares at $2.27 per share, 36,348 shares at $2.73 per share, 38,765 shares at $2.78 per share, 65,000 shares at $2.82 per share, 43,866 shares at $2.90 per share, 25,685 shares at $2.91 per share, 25,000 shares at $3.18 per share, 25,000 shares at $3.33 per share, 45,000 shares at $3.35, 26,679 shares at $3.50 per share, 383,331 shares at $3.89 per share and 23,037 share at $3.90 per share.

Equity Compensation Plans
The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2009.

			Number of securities
		Weighted-average	remaining available for
	Number of securities to	exercise price of	issuance under equity
	be issued upon exercise	outstanding	compensation plans
	of outstanding options,	options, warrants	(excluding securities
Plan Category:	warrants and rights	and rights	reflected in column (a))
Equity compensation plans approved by security holders:	3,574,122	$2.83	2,944,657
Equity compensation plans not approved by security holders (1):	1,585,000	$1.75	-0-

Total	5,159,122	$2.50	2,944,657

(1)
Represents the aggregate number of shares of common stock issuable upon exercise of individual arrangements with non-plan option holders. These options are five years in duration, expire at various dates between April 15, 2011 and November 3, 2011, contain anti-dilution provisions providing for adjustments of the exercise price under certain circumstances and have termination provisions similar to options granted under stockholder approved plans. See Note 5 of Notes to our consolidated financial statements, included in our Annual Report on Form 10-K for the year ended December 31, 2009, for a description of our Stock Option and Stock Incentive Plans and certain information regarding the terms of the non-plan options.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Review, Approval or Ratification of Transactions with Related Persons
Our Audit Committee is responsible for reviewing and approving or ratifying related-persons transactions. A related person is any executive officer, director, nominee for director or more than 5% stockholder of the Company, including any of their immediate family members, and any entity owned or controlled by such persons. In addition, pursuant to our Code of Business Conduct and Ethics, all of our employees and directors who have become aware of a conflict or potential conflict of interest, are required to notify our Chief Executive Officer. There are no written procedures governing any review of related person transactions.

AUDIT COMMITTEE REPORT
The Audit Committee met with management and representatives of BDO Seidman, LLP to review preparations for the audit and the procedures and timing of the audit of our financial statements. Following completion of the audit of the financial statements, the Audit Committee met with representatives of BDO Seidman, LLP and management to review the audit findings. The Audit Committee also discussed with representatives of BDO Seidman, LLP the matters required to be discussed by Statement on Auditing Standards 61, as amended, “Communication with Audit Committees”, as adopted by the Public Accounting Oversight Board.
The Audit Committee received the written disclosures and the confirming letter from BDO Seidman, LLP required by applicable requirements of the Public Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and discussed with BDO Seidman its independence from the Company.
Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2009.
The Audit Committee –
Steven Rappaport (Chairperson), Anthony Ecock, Elliot Sussman, M.D.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The following is a summary of the fees billed to the Company by its independent registered public accountants, BDO Seidman, LLP for professional services rendered for the years ended December 31, 2009 and 2008:
Audit Fees.  The aggregate fees billed by BDO Seidman, LLP for professional services rendered for the audit of the Company’s annual financial statements for the years ended December 31, 2009 and 2008, the review of the financial statements included in the Company’s Forms 10-Q and consents issued in connection with the Company’s filings on Form S-3 and S-8 for 2009 and 2008 totaled $257,000 and $370,000, respectively.
Audit-Related Fees.  No audit-related fees were paid to BDO Seidman, LLP for the years ended December 31, 2009 and 2008, that are not disclosed in the paragraph captions “Audit Fees” above.
Tax and all other Fees. No tax fees or other fees were paid to BDO Seidman, LLP for the years ended December 31, 2009 and 2008.

Pre-Approval Policies and Procedures
The Audit Committee has established its pre-approval policies and procedures, pursuant to which the Audit Committee approved the foregoing audit services provided by BDO Seidman, LLP in 2009.  Consistent with the Audit Committee’s responsibility for engaging the Company’s independent auditors, all audit and permitted non-audit services require pre-approval by the Audit Committee.  The full Audit Committee pre-approves proposed services and fee estimates for these services.  The Audit Committee chairperson or their designee has been designated by the Audit Committee to pre-approve any services arising during the year that were not pre-approved by the Audit Committee.  Services pre-approved by the Audit Committee chairperson are communicated to the full Audit Committee at its next regular meeting and the Audit Committee reviews services and fees for the fiscal year at each such meeting.  Pursuant to these procedures, the Audit Committee pre-approved the foregoing audit services provided by BDO Seidman, LLP.
PROPOSAL II
RATIFICATION OF THE
APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
BDO Seidman, LLP has audited and reported upon the financial statements of the Company for the fiscal year ended December 31, 2009. The Audit Committee of the Board of Directors has re-appointed BDO Seidman, LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2010, and the Board is asking stockholders to ratify that selection. Although, current law, rules, and regulations, as well as the charter of the Audit Committee, require the Audit Committee to engage, retain, and supervise the Company’s independent registered public accounting firm, the Board considers the selection of the independent registered public accounting firm to be an important matter of stockholder concern and is submitting the selection of BDO Seidman, LLP for ratification by stockholders as a matter of good corporate practice. The Audit Committee reserves the right, even after ratification by stockholders, to change the appointment of BDO Seidman, LLP as auditors, at any time during the 2010 fiscal year, if it deems such change to be in the best interest of the Company. If the stockholders do not ratify the selection of BDO Seidman, LLP, the Audit Committee will review the Company’s relationship with BDO Seidman, LLP and take such action as it deems appropriate, which may include continuing to retain BDO Seidman, LLP as the Company’s independent registered public accounting firm. A representative of BDO Seidman, LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.
Recommendation
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF BDO SEIDMAN, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2010.

STOCKHOLDER PROPOSALS FOR 2011 ANNUAL MEETING
Stockholders who wish to present proposals appropriate for consideration at our annual meeting of stockholders to be held in the year 2011 must submit a notice containing the proposal in proper form consistent with our By-Laws, addressed to the attention of our Corporate Secretary at our address set forth on the first page of this proxy statement and in accordance with applicable regulations under Rule 14a-8 of the Exchange Act, not later than January 12, 2011 in order for the proposition to be considered for inclusion in our proxy statement and form of proxy relating to such annual meeting. Under our By-Laws, to be in proper form, each such notice must set forth as to each matter the stockholder proposes to bring before the meeting: (i) a description of each item of business proposed to be brought before the meeting and the reasons for conducting such business at the meeting; (ii) the name and record address of the stockholder proposing to bring such item of business before the meeting; (iii) the class or series and number of shares of our stock which are held of record or owned beneficially and represented by proxy by such stockholder as of the record date for the meeting (if such date then shall have been made publicly available) and as of the date of such notice; (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business; (v) a representation that such stockholder intends to appear in person or by proxy at the meeting to bring such business before the meeting, and (vi) all other information which would be required to be included in a proxy statement filed with the SEC if, with respect to any such item of business, such stockholder were a participant in a solicitation subject to Section 14 of the Exchange Act.
If a stockholder submits a proposal after the January 12, 2011 deadline required under Rule 14a-8 of the Exchange Act but still wishes to present the proposal at our annual meeting of stockholders (but not in our proxy statement) for the fiscal year ending December 31, 2010 to be held in 2011, the proposal, which must be presented in a manner consistent with our By-Laws and applicable law, must be submitted to our Corporate Secretary in proper form at the address set forth above so that it is received by our Corporate Secretary not less than 50 nor more than 75 days prior to the meeting unless less than 65 days notice or prior public disclosure of the date of the meeting is given or made to stockholders, in which case, no less than the close of business on the tenth day following the date on which the notice of the date of the meeting was mailed or other public disclosure of the date of the meeting was made.
We did not receive notice of any proposed matter to be submitted by stockholders for a vote at this Annual Meeting and, therefore, in accordance with Exchange Act Rule 14a-4(c) any proxies held by persons designated as proxies by our Board of Directors and received in respect of this Annual Meeting will be voted in the discretion of our management on such other matter which may properly come before the Annual Meeting.

OTHER INFORMATION
Proxies for the Annual Meeting will be solicited by mail and through brokerage institutions and all expenses involved, including printing and postage, will be paid by the Company.
A COPY OF THE COMPANY’S ANNUAL REPORT FOR THE FISCAL YEAR ENDED DECEMBER 31, 2009 IS BEING FURNISHED HEREWITH TO EACH STOCKHOLDER OF RECORD AS OF THE CLOSE OF BUSINESS ON MAY 7, 2010. COPIES OF OUR ANNUAL REPORT ON FORM 10-K, AND ANY AMENDMENTS TO THE FORM 10-K, WITHOUT EXHIBITS, WILL BE PROVIDED UPON WRITTEN REQUEST. EXHIBITS TO THE FORM 10-K WILL BE PROVIDED FOR A NOMINAL CHARGE. A WRITTEN REQUEST FOR THE FORM 10-K SHOULD BE MADE TO:
ICAD, INC.
98 SPIT BROOK ROAD, SUITE 100
NASHUA, NEW HAMPSHIRE 03062
ATTENTION: DARLENE DEPTULA-HICKS
The Board of Directors is aware of no other matters, except for those incident to the conduct of the Annual Meeting, that are to be presented to stockholders for formal action at the Annual Meeting. If, however, any other matters properly come before the Annual Meeting or any adjournments thereof, it is the intention of the persons named in the proxy to vote the proxy in accordance with their judgment.
By order of the Board of Directors,
Kenneth Ferry,
President and Chief Executive
Officer
May 12, 2010

EXHIBIT A
iCAD, INC.
NOMINATING AND CORPORATE GOVERNANCE COMMITTEE CHARTER
This Nominating and Corporate Governance Committee Charter (the “Charter”) has been adopted by the Board of Directors (the “Board”) of iCAD, Inc. (the “Company”).
I.	Purpose
The Nominating and Corporate Governance Committee (the “Committee”) of the Board is responsible for developing and recommending to the Board a set of corporate governance policies for the Company, establishing criteria for selecting new directors, and identifying, screening and recruiting new directors. The Committee will also select nominees for directors and recommend directors for committee membership to the Board.
II.	Composition
The Committee shall be comprised of two or more members, all of whom must qualify as independent directors (“Independent Directors”) under the listing standards of the Nasdaq Stock Market, Inc. (“NASDAQ”).
Notwithstanding this independence requirement, if the Committee is comprised of at least three members, one director, who is not independent as defined in Rule 4200 of the NASDAQ Marketplace Rules, and is not a current officer or employee of the Company or a Family Member (as defined in Rule 4200 of the NASDAQ Marketplace Rules) of such person, may be appointed to the Committee if the Board, under exceptional and limited circumstances, determines that such individual’s membership on the Committee is required by the best interests of the Company and its stockholders, and the Board discloses, in the next annual meeting proxy statement subsequent to such determination, the nature of the relationship and the reasons for the determination. A member appointed under this exception may not serve longer than two years.
The Committee members shall be appointed by the Board. The Board shall appoint one member of the Committee as chairperson. If the Board fails to elect a chairperson, the Committee members shall elect a chairperson from their members. The chairperson shall be responsible for leadership of the Committee, including overseeing the agenda, presiding over the meetings and reporting to the Board. If the Committee chairperson is not present at a meeting, the remaining members of the Committee may designate an acting chairperson.
A Committee member may be removed by the Board of Directors at any time in its discretion, whereupon the resulting vacancy may be filled by the Board of Directors. No member of the Committee shall be removed except by majority vote of the full Board. The Board shall have the authority to fill vacancies or add additional members to the Committee.

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A member shall promptly notify the Committee and the Board if the member is no longer an Independent Director and such member shall be removed from the Committee unless the Board determines that an exception to the Independent Director requirement is available under the NASDAQ rules with respect to such member’s continued membership on the Committee.
III.	Meetings and Procedures
Consistent with the Company’s Certificate of Incorporation, Bylaws and applicable state law, the following shall apply:
•	The Committee shall fix its own rules of procedure, which shall be consistent with the Bylaws of the Company and this Charter.
•	The Committee shall meet at least annually and more frequently as circumstances require.
•	The chairperson of the Committee or a majority of the members of the Committee may call special meetings of the Committee.
•	A majority of the members of the Committee shall constitute a quorum.
•
The Committee may request that any directors, officers or employees of the Company, or other persons whose advice and counsel are sought by the Committee, attend any meeting of the Committee and/or provide such pertinent information as the Committee requests, except that no director of the Company shall participate in discussions or attend any portion of a meeting of the Committee at which that director’s nomination or committee selection is being discussed.

•	Following each of its meetings, the Committee shall deliver an oral or written report on the meeting to the Board, including a description of all actions taken by the Committee at the meeting.
•
The Committee shall keep written minutes of its meetings, which minutes shall be maintained by the Company with the books and records of the Company. The chairperson may designate an officer or employee of the Company to serve as secretary to the Committee.

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IV.	Responsibilities and Duties of the Committee
The Committee has the following duties and responsibilities:
Selection of Director Nominees and Committee Membership
•
Determine what types of backgrounds are needed to help strengthen and balance the Board and establish the process for identifying and evaluating nominees for director, including but not limited to establishing criteria for selecting new directors.

•	Determine the minimum qualifications that must be met by Committee recommended candidates.
•	Conduct background and qualifications checks of persons it wishes to recommend to the Board as candidates or to fill vacancies.
•	Conduct director evaluations prior to renomination of directors for election.
•
Select the slate of nominees of directors to be proposed for election by the stockholders and recommend to the Board individuals to be considered by the Board to fill vacancies. Approvals should follow a review by the Committee of the performance and contribution of fellow directors as well as the qualifications of proposed new directors.

•
Recommend to the Board those directors to be selected for membership on the various Board committees. Recommendations should consider the qualifications for membership on each committee, whether the candidate will be able to devote the requisite time to the Committee, the extent to which there should be a policy of periodic rotation of directors among the committees, and any limitations on the number of consecutive years a director should serve on any one Board committee.

•	Determine director and committee member/chair compensation for those directors who are not also salaried officers of the Company.
•	Establish policies regarding the consideration of director candidates recommended by security holders.
•	Establish procedures to be followed by security holders in submitting recommendations for director candidates.
•	Develop and implement policies regarding corporate governance matters.
•
Recommend to the Board policies to enhance the Board’s effectiveness, including with respect to the distribution of information to Board members, the size and composition of the Board, and the frequency and structure of Board meetings.

•
Develop and review periodically, and at least annually, the corporate governance policies of the Company to ensure that they are appropriate for the Company and that policies of the Company comply with applicable laws, regulations and listing standards, and recommend any desirable changes to the Board.

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•	Create, maintain and recommend to the Board for adoption a Code of Conduct for directors, officers and employees.
•	Consider any other corporate governance issues that arise from time to time, and recommend appropriate actions to the Board.
Evaluation of the Board
•
Periodically evaluate, review with the Board and, where deemed advisable, make recommendations to the Board regarding the overall effectiveness of the Board, the conduct of the Board’s business and the relationship between the Board and management.

Succession Planning and Other Matters
•	Obtain advice and assistance from internal or external legal or other advisors as required for the performance of its duties.
•	Review and reassess the adequacy of this Charter on an annual basis and recommend to the Board any appropriate changes.
•	Perform such other duties and responsibilities as may be assigned to the Committee, from time to time, by the Board.
V.	Investigations and Studies; Outside Advisors
The Committee may conduct or authorize investigations into or studies of matters within the scope of the Committee’s duties and responsibilities, and may retain, at the Company’s expense, such experts and other professionals as it deems necessary. The Committee shall have the sole authority to retain or terminate any search firm to be used to identify director candidates, including sole authority to approve the search firm’s fees and other retention terms, such fees to be borne by the Company.

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FOLD AND DETACH HERE AND READ THE REVERSE SIDE _____ PROXY Please mark THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN BELOW. IF NO INSTRUCTIONS ARE GIVEN, THIS your votes X like this PROXY WILL BE VOTED FOR THOSE NOMINEES AND THE PROPOSALS LISTED BELOW. 1. Election of Directors: FOR all nomin ees 2. To ratify the appointment of BDO Seidman, FOR AGAINST _____ ABSTAIN il sted below (except WITHHOLD AUTHORITY to vote for all nomin ees LLP as the Company’s independent _____ NOMINEES: il sted below as indicated to the contrary below) registered public accounting firm for the 01 Dr. Lawrence Howard, 02 Kenneth Ferry, 03 Dr. Rachel Brem, fiscal year ending December 31, 2010. 04 Steven Rappaport, 05 Maha Sallam, 06 Dr. Elliot Sussman _____ and 07 Anthony Ecock. (INSTRUCTION: To withhold authority to vote for any individual nominee, 3. To transact such other business as may properly come before the meeting. write that nominee’s name in the space below) COMPANY ID: PROXY NUMBER: ACCOUNT NUMBER: Signature Signature if held jointly Date , 2010. Note: Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Ifa corporation, please sign in full corporaten ame by Presidento ro thera uthorized officer. If ap artnership, please sign in partnership name by authorized person.

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting of Stockholders to be held June 30, 2010
The Proxy Statement and Annual Report to Stockholders are
available at http://www.cstproxy.com/icadmed/2010

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

iCAD, Inc.
98 Spit Brook, Suite 100
Nashua, New Hampshire 03062
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 30, 2010
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints KENNETH FERRY and DARLENE DEPTULA-HICKS, and each of them, Proxies, with full power of substitution in each of them, in the name, place and stead of the undersigned, to vote at the Annual Meeting of Stockholders of iCAD, Inc. (the “Company”) on Wednesday, June 30, 2010, at 11:00 AM or at any adjournment or adjournments thereof, according to the number of votes that the undersigned would be entitled to vote if personally present, upon the following matters on the reverse side.

(Continued, and to be marked, dated and signed, on the other side)